Exhibit 10.11.1
NOTE CONVERSION AGREEMENT, WAIVER AND RELEASE
     This Note Conversion Agreement, Waiver and Release (this “Agreement”) is executed on this ___ day of January 2006, by and between Immediatek, Inc., a Nevada corporation (“Immediatek”), and                      (“Lender”).
RECITALS
     WHEREAS, Immediatek has the opportunity to receive significant additional capital, substantially increasing its resources, contingent upon the resolution of all outstanding indebtedness and certain rights;
     WHEREAS, Immediatek is indebted to Lender in the aggregate principal amount of                                          Dollars ($                    ) (“Total Indebtedness”);
     WHEREAS, Lender and Immediatek desire, and hereby agree, to convert                                          ($                    ) (“Convertible Indebtedness”) of the Total Indebtedness into shares of common stock (“Common Stock”) of Immediatek at Closing (as hereinafter defined), and Immediatek will pay in cash to Lender the difference between Total Indebtedness and Convertible Indebtedness, if any, each in accordance with the terms hereof;
     WHEREAS, Lender also is currently, or will be after giving effect to the conversion of the Convertible Indebtedness, the beneficial or record owner of shares of Common Stock; and
     WHEREAS, Lender and Immediatek wish to enter into this Agreement in order to waive certain rights of Lender under the terms of Immediatek’s Articles of Incorporation (as amended, the “Articles”) and to provide certain releases.
     NOW, THEREFORE, in consideration of the above recitals, the promises herein contained and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
AGREEMENT
     1. Convertible Indebtedness.
          (a) Lender hereby agrees to convert the Convertible Indebtedness into shares of Common Stock immediately prior to the closing (the “Closing”) of the purchase and sale of securities of Immediatek pursuant to that certain Securities Purchase Agreement (“Purchase Agreement”) entered into, or to be entered into, by and among Immediatek, Radical Holdings LP (or its affiliates) and the other parties thereto. The number of shares of Common Stock issuable to Lender upon conversion of the Convertible Indebtedness shall be equal to the amount of the principal balance of the Convertible Indebtedness, divided by $1.25 per share of Common Stock (such conversion price is post-reverse split occurring prior to the Closing) (“Conversion Price”).
          (b) Immediatek will issue the shares of Common Stock issuable pursuant to Section 1(a) hereof within five (5) business days from the date of the Closing.
          (c) Immediatek shall not issue fractions of shares of Common Stock upon conversion of the Convertible Indebtedness or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 1(c), be issuable upon conversion of the Convertible Indebtedness, Immediatek shall in lieu thereof pay to the person entitled thereto an amount in cash equal to such fraction times the Conversion Price.

     2. Indebtedness Paid in Cash. Upon the release of the proceeds of the Purchase Agreement from escrow pursuant to that certain Escrow Agreement to be entered into by and among Immediatek, Radical Holdings LP (or its affiliates) and the Escrow Agent, Immediatek will pay Lender the difference between the Total Indebtedness and Convertible Indebtedness, if any, in cash.
     3. Waiver and Release. Lender hereby agrees to release and waive, and does hereby forever release and waive, all unpaid interest on the Total Indebtedness. Lender hereby agrees to release all liens and security interests that secure the Total Indebtedness immediately prior to the Closing. The consideration received by Lender set forth in this Agreement constitutes full and final payment of any and all obligations Immediatek has to or with Lender.
     4. Preemptive Rights Waiver. Lender hereby waives, now and forever, any and all rights it may have, whether past, current or future, by law or pursuant to the terms of the Articles as they may relate to the issuance of any shares of Common Stock or any other securities of Immediatek.
     5. General Release. Upon, for and in consideration of the repayment of the Total Indebtedness, whether by shares of Common Stock or cash, or both, issued or paid to Lender by Immediatek, and other good and valuable considerations, Lender hereby remises, releases and forever discharges and by these presents does, for himself, herself or itself, his, her or its heirs, executors, administrators and successors, remise, release, acquit, satisfy and forever discharge Immediatek and its subsidiaries, their respective employees, agents and affiliates, successors and assigns (“Releasees”), of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity, which against Releasees Lender ever had, now has, or which his, her or its heirs, executors or administrators, hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of the date of the Closing.
     6. Lender Representations and Warranties. Lender hereby represents and warrants to Immediatek that:
          (a) Lender has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.
          (b) The execution of this Agreement has been duly authorized by all necessary actions on the part of Lender, and this Agreement has been executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of Lender, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor rights.
          (c) Lender is aware that an investment in the Common Stock issuable upon the conversion of the Convertible Indebtedness is speculative and involves a high degree of risk. Lender has carefully considered the risks of such investment.
          (d) Lender has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of investing in the Common Stock and of protecting its interest in connection with such investment.
          (e) Lender is purchasing the Common Stock for its own account, for investment purposes only and not with a view to the resale or distribution of any of the Common Stock. Lender understands that it must bear the economic risk of such investment for an indefinite period of time because the issuance of the Common Stock by Immediatek to Lender has not been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption from registration thereunder, nor under any applicable state securities laws, and the Common Stock may not be sold or transferred by Lender in the absence of evidence satisfactory to Immediatek of compliance with applicable laws, which evidence may include an opinion of counsel satisfactory to Immediatek that, among other things, the shares of Common Stock have been registered for resale under the Act and all applicable state securities laws or that such registrations are not required
     7. Immediatek Representations and Warranties. Immediatek hereby represents and warrants to the Lender that the following are true on the date hereof and will be true and correct at the Closing, as if made on that date:
          (a) Immediatek has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.
          (b) The execution of this Agreement has been duly authorized by all necessary actions on the part of Immediatek, and this Agreement has been executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of Immediatek, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor rights.
          (c) The shares of Common Stock issuable upon conversion of the Convertible Indebtedness, when issued, will be duly authorized, validly issued, fully paid and non-assessable.
     8. Acknowledgments and Understandings. Lender hereby acknowledges and understands that (i) Immediatek is effecting a 10-for-1 reverse stock split of the outstanding Common Stock prior to the Closing and the Conversion Price is after giving effect to such reverse stock split, and (ii) that a special dividend will paid by Immediatek on its outstanding shares of Common Stock other than the shares of Common Stock issuable upon conversion of the Convertible Indebtedness.
     9. Termination. This Agreement shall become null and void and of no further force or effect in the event that the purchase of securities from Immediatek by Radical Holdings LP or its affiliates does not occur on or prior to March 15, 2005.
     10. Entire Agreement; Amendment. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL OR WRITTEN AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Agreement may not be amended or modified without the written consent of all parties hereto and Radical Holdings LP.
     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     13. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law principles.

IN WITNESS WHEREOF, the parties have set their hands on the date first above written.

IMMEDIATEK, INC.:	LENDER:

By:	By:

Title:	Title:

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